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                                                                    EXHIBIT 23.2



CONSENT OF INDEPENDENT PUBLIC AUDITORS


To American Ecology Corporation:


As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 25, 1999, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8
Nos. 33-55782, 33-58076, 33-11578 and 333-69863 each filed with the
Securities and Exchange Commission.

Balukoff, Lindstrom & Co., P.A.

/s/ Balukoff, Lindstrom & Co., P.A.

Boise, Idaho
March 30, 1999